Exhibit 99.1

Asure Software Reports Record Fourth Quarter and Full Year 2016 Financial Results; Reaffirms 2017 Guidance

AUSTIN, TX – March 20, 2017 – Asure Software, Inc. (NASDAQ: ASUR), a leading provider of Human Capital Management (HCM) and workplace management software, reported results for the fourth quarter and year ended December 31, 2016. The company also reported pro forma unaudited results, which included results from the acquisition of Mangrove Software as if it was completed on January 1, 2015.

Fourth Quarter 2016 Financial Summary	Actual Results			Pro Forma Results
(in millions except per share data and percentages)	Q4 2016	Q4 2015	Change (%)	Q4 2016	Q4 2015	Change (%)
Revenue	$9.7	$6.8	44%	$9.7	$8.8	10%

Gross Margin	$7.5	$4.7	60%	$7.5	$6.0	26%
Gross Margin (as a % of revenue)	77.5%	69.5%	11%	77.5%	68.0%	14%

EBITDA (excluding one-time expenses)	$2.2	$0.6	199%	$2.2	$0.6	274%

Net Income (Loss)	0.13	$(0.8)	117%	0.13	$(1.2)	111%
Net Income (Loss) per Diluted Share, Excluding one-time expenses	$0.09	$(0.08)	213%	$0.09	$(0.15)	160%

Fiscal 2016 Financial Summary	Actual Results			Pro Forma Results
(in millions except per share data and percentages)	2016	2015	Change (%)	2016	2015	Change (%)
Revenue	$35.5	$26.9	32%	$37.7	$35.1	7%

Gross Margin	$27.4	$19.6	40%	$29.1	$25.9	12%
Gross Margin (as a % of revenue)	77.2%	72.7%	6%	77.3%	73.8%	5%

EBITDA (excluding one-time expenses)	$7.5	$3.7	101%	$8.0	$4.7	72%

Net Income (Loss)	$(1.0)	$(1.8)	45%	$(0.1)	$(3.1)	95%
Net Income (Loss) per Diluted Share, Excluding one-time expenses	$0.24	$(0.17)	241%	$0.26	$(0.39)	167%

Fourth Quarter and Fiscal 2016 Operational Highlights
•	Appointed seasoned sales executive, Eyal Goldstein, to the new position of Chief Revenue Officer, and reorganized the sales team to optimize cloud sales for 2017.
•	Total bookings for the fourth quarter of 2016 were up 13% year-over-year. For fiscal 2016, total bookings were up 11% compared to fiscal 2015.
•
At quarter-end, backlog totaled $2.5 million, a 36% decrease compared to the prior quarter and a 10% decrease from the year-ago quarter as the company accelerated the movement of customers through the implementation process. The company continues to expect enterprise clients to move through the implementation process throughout 2017, which will result in conversion from backlog to reported revenue growth.

•
Secured several new wins in the fourth quarter of 2016 across a range of industry verticals with leading enterprises, including Procter & Gamble Co. - P&G, Deutsche Bank AG, London, Genpact, Arrow Electronics, Rogers Communications Inc., Akron Children’s Hospital and Pearson.

•	Sold and installed Version 8 of core HCM software at 12 new customers during the fourth quarter of 2016.
•	Cross-sell opportunities grew 46% from the third quarter of 2016, reflecting the increasing amount of synergies realized by the company since its acquisition of Mangrove Software in March 2016.

•	Overall pipeline of deals increased 32% from the prior quarter, as the company continues to integrate its sales team to sell its entire suite of time and labor, workforce, and HCM solutions.
•
Completed the phased rollout of facial recognition technology to more than 400 sites with strategic customer, PSSI, which eliminated employee and supervisor fraud and resulted in cost savings and leads to the next phase in all Canada locations.

•	Brought COBRA solution in-house, developing tighter integration with Asure’s HCM platform to fulfill the company’s vision of a “Hire to Retire” complete solution.
•	Further enhanced Asure’s suite of solutions and expanded deployment of Internet of Things sensor technologies by more than 345% in 2016.
Fourth Quarter and Fiscal 2016 Financial Results
•
Revenue for the fourth quarter of 2016 increased 44% to $9.7 million from $6.8 million in the same year-ago quarter. On a pro forma basis, including the results from Mangrove Software as if the acquisition was completed on January 1, 2015, revenue increased 10% to $9.7 million from $8.8 million in the same year-ago quarter. For fiscal 2016, revenue increased 32% to $35.5 million from $26.9 million in fiscal 2015. On a pro forma basis, including the results from Mangrove Software as if the acquisition was completed on January 1, 2015, revenue increased 7% to $37.7 million as compared to $35.1 million in fiscal 2015.

•
Recurring revenue for the fourth quarter of 2016 as a percent of total revenue was 73%, as compared to 76% in the fourth quarter of 2015. For fiscal 2016, recurring revenue as a percent of total revenue was 74% as compared to 75% in fiscal 2015.

•
For the fourth quarter of 2016, cloud revenue increased 67%, on premise software revenue increased 574%, and hardware revenue increased 38% compared to the same year-ago quarter. For fiscal 2016, cloud revenue increased 51%, on premise software revenue increased 159%, and professional services revenue increased 42% from fiscal 2015.

•
Gross margin for the fourth quarter of 2016 was $7.5 million (78% of total revenue), a 60% increase from $4.7 million (70% of total revenue) in the fourth quarter of 2015. For fiscal 2016, gross margin was $27.4 million (77% of total revenue) compared to $19.6 million (73% of total revenue) in fiscal 2015.

•
EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization)* excluding one-time expenses* for the fourth quarter of 2016 totaled $2.2 million, an increase of 199% compared to $599,000 in the fourth quarter of 2015. For fiscal 2016, EBITDA* excluding one-time expenses* totaled $7.5 million, an increase of 101% compared to $3.7 million in fiscal 2015.

•
Net income per diluted share (excluding one-time expenses*) for the fourth quarter of 2016 totaled $0.09, compared to a net loss per diluted share (excluding one-time expenses*) of $(0.08) in the fourth quarter of 2015. On a pro forma basis, including the results from Mangrove Software as if the acquisition was completed on January 1, 2015, net income per diluted share (excluding one-time expenses*) totaled $0.09, an improvement from net loss per diluted share (excluding one-time expenses*) of $(0.15) in the same year-ago quarter. For fiscal 2016, net income per diluted share (excluding one-time expenses*) was $0.24 compared to a net loss per diluted share (excluding one-time expenses*) of $(0.17) in fiscal 2015. On a pro forma basis, including the results from Mangrove Software as if the acquisition was completed on January 1, 2015, net income per diluted share (excluding one-time expenses*) totaled $0.26, an improvement from a net loss per diluted share (excluding one-time expenses*) of $(0.39) in fiscal 2015.

2017 Financial Outlook
Asure management reaffirmed its financial guidance for fiscal 2017 ending December 31, 2017 and introduced non-GAAP net income per share guidance:

Revenue	$45 million to $47 million (+26.6% to +32.2% vs. 2016 YTD Actual)
EBITDA, excluding one-time items	$9 million to $9.5 million (+20.7% to +27.4% vs. 2016 YTD Actual)
Net Income per share, excluding one-time items	$0.22 to $0.28 (compared to $0.24 2016 YTD Actual)
Non-GAAP net income per share	$0.60 to $0.75 (vs. $0.68 2016 YTD Actual)

Management Commentary
“Q4 was another strong quarter for us, highlighted by double-digit year-over-year growth in revenue, gross profit, EBITDA, and net income,” said Asure CEO, Pat Goepel. “Our performance capped off a transformative year for the company, as highlighted by our acquisition of Mangrove Software, which significantly expanded our total addressable market opportunity. On top of this, we enhanced and unified our software platform, expanded our sales resources, and bolstered our balance sheet through the equity raise we completed last December.

“More recently, we closed three strategic tuck-in acquisitions in January, which has enabled us to add to our rich technology, product platform, and growing sales team. From an organic growth perspective, we have focused heavily on training our salesforce to sell our entire application suite, which we expect will help shorten sales cycles, as we develop an even greater amount of touch points with our clients. We’re also actively looking to build strategic channel partnerships with large software companies and other organizations that don’t have competitive products, leveraging inherent synergies between HCM’s employee-rich data and workspace management’s facilities-rich data.

“When we look back at the accomplishments and progress we’ve achieved throughout the period, 2016 will go down as one of the most pivotal years in Asure’s history. However, the groundwork has only just been laid. Going forward, we will build on this platform by continuing to invest in our sales and marketing teams while building on our channel partnerships to expand our presence in our key growth markets, such as HCM. We expect this to drive strong organic growth, but will also be focused on supplementing this with strategic acquisitions that will help us scale even further, we believe we are in a good position to achieve our guidance for 2017.”

Conference Call Details
Asure management will host a conference call today at 11:00 a.m. Eastern time (10:00 a.m. Central time) to discuss these financial results and outlook. Asure CEO Pat Goepel and CFO Brad Wolfe will host the presentation, followed by a question and answer period.

Date: Monday, March 20, 2017
Time: 11:00 a.m. Eastern time (10:00 a.m. Central time)
U.S. dial-in: 877-853-5636
International dial-in: 631-291-4544
Conference ID: 81040936

Please call the conference telephone number ten minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

The conference call will be broadcasted live and available for replay via the investor section of the company’s website.

About Asure Software
Asure Software, Inc. (NASDAQ: ASUR), headquartered in Austin, Texas, offers intuitive and innovative technologies that enable companies of all sizes and complexities to operate more efficiently. We help build companies of the future. Our cloud platform has helped more than 7,500 clients worldwide to better manage their people and space for a mobile, digital, multi-generational, and global organization. Asure Software’s suite of solutions range from HCM workforce management solutions, time and attendance to workspace asset optimization and meeting room management solutions. For more information, please visit www.asuresoftware.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
Statements in this press release regarding Asure’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. Such risks and uncertainties could cause actual results to differ from those contained in the forward-looking statements.

Company Contact:
Brad Wolfe, CFO
Asure Software, Inc.
888-323-8835
bwolfe@asuresoftware.com

Investor Relations Contact:
Matt Glover and Najim Mostamand
Liolios Group, Inc.
949-574-3860
ASUR@liolios.com

ASURE SOFTWARE, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	December 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$12,767	$1,158
Accounts and note receivable, net of allowance for doubtful accounts of $338 and $145 at December 31, 2016 and December 31, 2015, respectively	8,108	4,671
Inventory	487	784
Prepaid expenses and other current assets	1,256	1,072
Total current assets before funds held for clients	22,618	7,685
Funds held for clients	22,981	-
Total current assets	45,599	7,685
Property and equipment, net	1,878	2,212
Goodwill	26,259	17,436
Intangible assets, net	12,048	6,026
Other assets	39	458
Total assets	$85,823	$33,817
Liabilities and stockholders’ equity
Current liabilities:
Current portion of notes payable, net of debt issuance cost	$5,455	$909
Accounts payable	1,576	2,670
Accrued compensation and benefits	1,192	715
Other accrued liabilities	1,613	1,181
Deferred revenue	9,252	10,803
Total current liabilities before client fund obligations	19,088	16,278
Client fund obligations	22,981	-
Total current liabilities	42,069	16,278
Long-term liabilities:
Deferred revenue	769	947
Notes payable, net of debt issuance cost	24,581	12,384
Other liabilities	158	490
Total long-term liabilities	25,508	13,821
Total liabilities	67,577	30,099
Commitments (Note 13)
Stockholders’ equity:
Preferred stock, $.01 par value; 1,500 shares authorized; none issued or outstanding	-	-
Common stock, $.01 par value; 11,000 shares authorized; 8,901 and 6,674 shares issued, 8,517 and 6,290 shares outstanding at December 31, 2016 and December 31, 2015, respectively	89	67
Treasury stock at cost, 384 shares at December 31, 2016 and December 31, 2015	(5,017)	(5,017)
Additional paid-in capital	295,044	279,649
Accumulated deficit	(271,875)	(270,903)
Accumulated other comprehensive income (loss)	5	(78)
Total stockholders’ equity	18,246	3,718
Total liabilities and stockholders’ equity	$85,823	$33,817

ASURE SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Amounts in thousands, except share and per share data)

	FOR THE TWELVE MONTHS ENDED DECEMBER 31,
	2016	2015
Revenues:
Cloud revenue	$20,606	$13,628
Hardware revenue	3,795	3,300
Maintenance and support revenue	4,566	6,054
On premise software license revenue	2,218	856
Professional services revenue	4,357	3,068
Total revenues	35,542	26,906
Cost of Sales	8,117	7,340
Gross margin	27,425	19,566

Operating expenses
Selling, general and administrative	20,009	14,964
Research and development	2,897	3,053
Amortization of intangible assets	2,253	1,866
Total operating expenses	25,159	19,883

Income (loss) from operations	2,266	(317)

Other income (loss)
Interest income	10	22
Loss on lease termination	-	(110)
Loss on debt refinancing	-	(4)
Foreign currency gain (loss)	(8)	1
Interest expense and other	(2,012)	(1,109)
Interest expense - amortization of original issue discount (OID)	-	(21)
Acquisition costs	(1,039)	-
Total other loss, net	(3,049)	(1,221)

Loss from operations before income taxes	(783)	(1,538)
Income tax provision	(189)	(219)
Net loss	$(972)	$(1,757)
Other comprehensive income (loss):
Foreign currency translation gain	83	8
Other comprehensive loss	$(889)	$(1,749)

Basic and diluted net loss per share
Basic	$(0.15)	$(0.28)
Diluted	$(0.15)	$(0.28)
Weighted average basic and diluted shares
Basic	6,533,000	6,176,000
Diluted	6,533,000	6,176,000

ASURE SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	FOR THE TWELVE MONTHS ENDED DECEMBER 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(972)	$(1,757)
Adjustments to reconcile net loss to net cash provided by operations:
Depreciation and amortization	3,613	3,012
Provision for doubtful accounts	265	100
Share-based compensation	226	409
Loss on debt refinancing	-	4
Other	94	28
Changes in operating assets and liabilities:
Accounts and note receivable	(3,401)	524
Inventory	297	(615)
Prepaid expenses and other assets	233	(527)
Accounts payable	(1,104)	1,120
Accrued expenses and other long-term obligations	466	422
Deferred revenue	(1,729)	635
Net cash provided by operating activities	(2,012)	3,355

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions net of cash acquired	(12,000)	-
Purchases of property and equipment	(436)	(1,406)
Disposals of property and equipment	-	18
Collection of note receivable	223	-
Net change in funds held for clients	(6,562)	-
Net cash used in investing activities	(18,775)	(1,388)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	18,413	5,300
Payments on notes payable	(7,233)	(6,765)
Payments on amendment of senior notes payable	-	(75)
Debt financing fees	(438)	-
Payments on capital leases	(197)	(190)
Net proceeds from issuance of stock	15,192	587
Net change in client fund obligations	6,562	-
Net cash used in financing activities	32,299	(1,143)

Effect of foreign exchange rates	97	14

Net increase (decrease) in cash and cash equivalents	11,609	838
Cash and cash equivalents at beginning of period	1,158	320
Cash and cash equivalents at end of period	$12,767	$1,158

SUPPLEMENTAL INFORMATION:
Cash paid for:
Interest	$1,415	$995

Non-cash Investing and Financing Activities:
Note receivable from customer	-	601
Subordinated notes payable- Mangrove acquisition	6,000	-
Accrued purchases of property and equipment	-	17

*Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: EBITDA and GAAP Net Income/(Loss) excluding one-time expenses. These supplemental financial measures are not required by GAAP, nor is the presentation of this financial information intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the Expenses associated with Asure’s earnings results as determined in accordance with GAAP. However, for the reasons described below, management uses these non-GAAP measures to evaluate the performance of Asure’s business. Asure’s management believes that it is important to provide investors with these same tools, together with reconciliation to GAAP, for evaluating the performance of Asure’s business, as it may provide additional insight into Asure’s financial results. See the “Reconciliation of GAAP Net Income/(Loss) to Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (EBITDA)” and the “Reconciliation of GAAP Net Income/(Loss) to Net Earnings Excluding One-Time Expenses” tables included in this press release for further information regarding these non-GAAP financial measures. In addition, these measures are presented because management believes they are frequently used by securities analysts, investors and others in the evaluation of companies. EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization and stock compensation expense to net earnings. EBITDA is not defined under GAAP and should not be considered in isolation or as a substitute for net earnings and other consolidated earnings data prepared in accordance with GAAP or as a measure of Asure’s profitability.

Net Earnings Excluding One-Time Expenses is calculated by combining the company’s GAAP Net Earnings, or earnings per share, with expenses that are one time in nature and are not expected to recur on a dollar or per share basis.

Free Cash Flow is computed by subtracting capital expenditures from cash flow from operations, each as determined in accordance with GAAP and as reflected in the statement of cash flows.

Reconciliation of GAAP Net Earnings to Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (EBITDA) and EBITDA Excluding One-time Expenses.

 FOR THE THREE MONTHS ENDED
$000s	December 31, 2016	December 31, 2015
Net Income (Loss)	$131	$(795)
Interest and amortization of OID	543	270
Tax	56	74
Depreciation	193	229
Amortization	730	459
Stock Compensation	60	74
EBITDA	1,713	311
One-time expenses	502	298
EBITDA excluding one-time expenses	$2,215	$609

 FOR THE TWELVE MONTHS ENDED
$000s	December 31, 2016	December 31, 2015
Net Loss	$(972)	$(1,757)
Interest and amortization of OID	1,917	1,117
Tax	189	219
Depreciation	935	721
Amortization	2,678	2,291
Stock Compensation	226	409
EBITDA	4,973	3,000
One-time expenses	2,550	734
EBITDA excluding one-time expenses	$7,523	$3,734

Reconciliation of GAAP Net Income (Loss) to Net Income Excluding One-time Expenses

 FOR THE THREE MONTHS ENDED
$000s	December 31, 2016	December 31, 2015
Net Income (Loss)	$131	$(795)
Legal & Professional Services	429	57
Other one-time items (net)	73	241
Sub-total excluding Taxes	502	298
Sub-total	502	298
Net Income excluding one-time items	$633	$(497)

 FOR THE TWELVE MONTHS ENDED
$000s	December 31, 2016	December 31, 2015
Net Loss	$(972)	$(1,757)
Legal & Professional Services	1,411	92
Severance, Recruitment & Relocation	809	55
Other one-time items (net)	330	587
Sub-total excluding Taxes	2,550	734
Sub-total	2,550	734
Net Income excluding one-time items	$1,578	$(1,023)